UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On June 17, 2022, Cracker Barrel Old Country Store, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement by and among the Company, the subsidiary guarantors named therein, the several banks and other financial institutions and lenders from time to time party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent (the “New Credit Facility”).

The New Credit Facility replaced the Company’s Credit Agreement made and entered into as of September 5, 2018, by and among the Company, the subsidiary guarantors named therein, various banks, other financial institutions and lenders and Bank of America, as administrative agent and collateral agent, which established a $800.0 million revolving credit facility for the Company (as amended to date, the “2018 Credit Agreement”).

Under the New Credit Facility, the Company may borrow up to $700.0 million, which includes a $25 million swing line subfacility, as well as an uncommitted accordion feature that allows the Company to increase the New Credit Facility by a total of up to $200.0 million plus any additional amount that would not cause the Company to exceed a set consolidated senior secured leverage ratio level, subject to securing additional commitments from existing lenders or new lending institutions. The New Credit Facility includes a $75.0 million letter of credit subfacility.

At the Company’s election, the borrowings under the New Credit Facility will bear interest at either (1) a rate per annum equal to the highest of Bank of America’s prime rate or a rate 0.5% in excess of the Federal Funds Rate or a rate 1.0% in excess of one-month Term SOFR (the “Base Rate”), in each case plus an applicable margin, or (2) the one-, three-, or six-month per annum Term SOFR (the “Term SOFR Rate”), as selected by the Company, plus an applicable margin. The applicable margin for Base Rate loans depends on the Company’s consolidated total leverage ratio and varies from 0.00% to 1.00%. The applicable margin for Term SOFR Rate loans depends on the Company’s consolidated total leverage ratio and varies from 1.00% to 2.00%. Principal is payable in full at maturity on June 17, 2027, and there are no scheduled principal payments prior to maturity.

The borrowings under the New Credit Facility are secured by guarantees from all of the subsidiary guarantors and substantially all of the assets of the Company and such subsidiary guarantors, including all present and future stock or other ownership interests in the present and future subsidiaries of the Company, subject to certain exceptions.

If an event of default occurs under the New Credit Facility, the entire principal amount outstanding under the New Credit Facility, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable, subject, in certain instances, to the expiration of applicable cure periods.

The New Credit Facility requires the Company to meet certain financial tests, including, without limitation, a consolidated senior secured leverage ratio and a consolidated interest coverage ratio.

The New Credit Facility also imposes restrictions on the amount of dividends the Company is permitted to pay and the amount of shares the Company is permitted to repurchase. Under the New Credit Facility, provided there is no default existing and the total of the Company’s availability under the New Credit Facility plus the Company’s cash and cash equivalents on hand is at least $100.0 million (the “Cash Availability”), the Company may declare and pay cash dividends on shares of its common stock and repurchase shares of its common stock (1) in an unlimited amount if, at the time such dividend or repurchase is made, the Company’s consolidated senior secured leverage ratio is 2.75 to 1.00 or less or (2) in an aggregate amount not to exceed $100.0 million in any fiscal year if the Company’s senior secured leverage ratio is greater than 2.75 to 1.00 at the time the dividend or repurchase is made. However, notwithstanding (1) and (2), so long as immediately after giving effect to the payment of any such dividends, Cash Availability is at least $100.0 million, the Company may declare and pay cash dividends on shares of its common stock in an aggregate amount not to exceed in any fiscal year the product of the aggregate amount of dividends declared in the fourth quarter of the immediately preceding fiscal year multiplied by four.

The foregoing summary of the New Credit Facility contained in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the New Credit Facility described in Item 1.01 above, the Company terminated the 2018 Credit Agreement on June 17, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1*	Amended and Restated Credit Agreement, dated as of June 17, 2022, among Cracker Barrel Old Country Store, Inc., the Subsidiary Guarantors named therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

	*	Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2022	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary